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                                                                    EXHIBIT 11.3

                          MEDICAL MANAGER CORPORATION
                                   PRO FORMA
                      BASIC AND DILUTED EARNINGS PER SHARE
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                          PRO FORMA
                                                        THREE MONTHS
                                                            ENDED
                                                        MARCH 31, 1997
                                                        --------------

Net Income                                                 $  2,407
                                                           ========
BASIC EARNINGS PER SHARE:

Weighted average common shares outstanding                   19,481
                                                           ========

Basic earnings per share                                   $   0.12
                                                           ========

DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding                   19,481
                                                           ========

Diluted earnings per share                                 $   0.12
                                                           ========

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